UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2015

BLUE SKY MEDIA CORP.

(Exact name of registrant as specified in its charter)

Wyoming	333-198828	462378100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 S. Sharon Amity Rd., Suite 201, Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-292-8991

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2015, Blue Sky Media Corp. (“our” or “Company”) amended and restated its articles of incorporation to change our name from Blue Sky Media Corp. to Life Clips, Inc., in order to better reflect our current business operations. These actions were approved by the Company’s board of directors, and the holders of a majority of our common stock. Our proposed name and corresponding symbol change will become effective upon processing of the respective corporate action application with the Financial Industry Regulatory Authority. Following the name change, the stock certificates which reflect our prior name will continue to be valid. Stock certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sky Media Corporation

Date: November 9, 2015	By:	/s/ Robert Gruder
Robert Gruder, Chief Executive Officer